Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4, of our report dated November 11, 2019, (which includes an explanatory paragraph relating to HighPeak Energy Inc.’s ability to continue as a going concern) relating to the balance sheet of HighPeak Energy Inc. as of October 29, 2019, and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
November 29, 2019